SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ____________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: January 15, 1997

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.

              ____________________________________________________

             (Exact name of Registrant as specified in its charter)

           Delaware              000-21585                 22-3393152
       ________________    ____________________      ____________________
       (State or other     (Commission File No.)     (IRS Employer ID No.)
       jurisdiction of
       incorporation)

               29 Northfield Avenue, West Orange, New Jersey 07207
                 _____________________________________________
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (973) 325-3244
                    ________________________________________

Item 5. Other Events

     Worldwide Entertainment and Sports Corp. (the "Company") has completed a private offering commenced on October 7, 1997 (the "Offering"). Through the Offering, the Company sold an aggregate of 1,108,886 shares of its common stock (the "Shares") for a purchase price of $2.25 per Share. The sale of the Shares resulted in aggregate proceeds of $2,495,000 (the "Proceeds") to the Company. The Company intends to use the Proceeds primarily for working capital, repayment of indebtedness and general corporate purposes, which may include financing in whole or in part acquisitions of complementary businesses or products. Annexed as an exhibit to this Current Report is an unaudited balance sheet of the Company as of December 31, 1997 which reflects the $1,495,000 proceeds of the private offering received as of such date.

Item 7.  Financial Statements and Exhibits

     a. Exhibit (a) - Unaudited balance sheet of the Company as of December 31, 1997.

                                   Signature

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    January 15, 1998              Worldwide Entertainment & Sports Corp.
                                        (Registrant)

                                        By:/s/Marc Roberts
                                           ___________________
                                           Marc Roberts
                                           President and Chief Executive Officer